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                                                                    EXHIBIT 10.1



                                 August 30, 2002



ComVest Venture Partners, L.P.
Medtronic, Inc.


         Re:      Sale of Stepic Corporation

Gentlemen:

         In consideration of the execution by ComVest Venture Partners, L.P. ("ComVest") and Medtronic, Inc. ("Medtronic") of that certain Consent and Waiver of Requisite Noteholders (the "Consent") in connection with the sale by Horizon Medical Products, Inc. ("HMP") and Stepic Corporation ("Stepic") of substantially all of the assets of Stepic, ComVest, Medtronic and HMP hereby agree as follows:

         1. Within sixty (60) days following the closing of the sale of substantially all of the assets of Stepic, the management and Executive Committee of HMP shall deliver to ComVest and Medtronic an operating plan and budget reflecting the business of HMP following the sale of Stepic, including a detailed description of the working capital needs of HMP and a proposal for the use of the proceeds received by HMP from the sale of Stepic, after satisfying the payments required by HMP's lender, Standard Federal Bank National Association, acting by and through LaSalle Business Credit, Inc. ("LaSalle"). Such operating plan and budget, together with the use of proceeds, shall be subject to the approval of ComVest and Medtronic and ratified by the Board of Directors of HMP.

         2. HMP acknowledges and agrees that in the event the Board of Directors of HMP fails to ratify the proposed use of proceeds (as agreed to by ComVest and Medtronic), then such failure shall constitute an Event of Default under the Note Purchase Agreement, dated as of March 1, 2002, by and among HMP, ComVest, Medtronic and the Additional Note Purchasers (as defined therein); provided that in no event shall the proposed use of proceeds presented to the Board of Directors result in the amount of HMP's cash on hand being less than HMP's senior debt outstanding after application of the proposed use of proceeds.



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ComVest Venture Partners, L.P.
Medtronic, Inc.
August 30, 2002
Page 2

         Please execute below to indicate your agreement with the foregoing.

                                           Sincerely,


                                           Horizon Medical Products, Inc.


                                           By:  /s/ Bill Peterson
                                              --------------------------------
                                                Name:  Bill Peterson
                                                Title: President


AGREED AND ACCEPTED:


COMVEST VENTURE PARTNERS, L.P.


By:  /s/ Carl Kleidman
   -----------------------------------------
     Name:  Carl Kleidman
     Title: Authorized Signatory



MEDTRONIC, INC.


By:  /s/ David Michael Adams
   -----------------------------------------
     Name:  David Michael Adams
     Title: Authorized Signatory